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                                                                    EXHIBIT 24.2
                               POWER OF ATTORNEY

                                 PNC BANK CORP.
        DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN - 6,000,000 SHARES

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of PNC Bank Corp. (the "Corporation"), a Pennsylvania corporation, hereby names, constitutes and appoints Walter E. Gregg, Jr., Melanie S. Cibik and Steven L. Kaplan, or each of them, with full power of substitution, such person's true and lawful attorney-in-fact and agent to execute in such person's name, place and stead, a Registration Statement on Form S-3 (or other appropriate form) for the registration under the Securities Act of 1933, as amended, of 6,000,000 shares of the Corporation's Common Stock, par value $5.00 per share, to be issued in connection with the Corporation's Dividend Reinvestment and Stock Purchase Plan adopted by the Corporation's Board of Directors, as amended, and to execute in such person's name, place and stead any and all amendments to said Registration Statement.

And such persons hereby ratify and confirm all that said attorney or attorney-in-fact, or any substitute, shall lawfully do or cause to be done by virtue hereof.

Witness the due execution hereof by the following persons in the capacities indicated as of this December 30, 1996.

Name/Signature                                              Capacity
--------------                                              --------

/s/ ROBERT N. CLAY                                        Director
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Robert N. Clay